UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 8, 2009
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14400 North 87th Street, Scottsdale, Arizona	85260-3649

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 308-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02(b), (c) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2009, the Company announced in a press release that Kristen Magnuson will resign her position as Executive Vice President and Chief Financial Officer of JDA Software Group, Inc. (the “Company”) following a transition period from the date of the announcement until July 5, 2009 (the “Transition Period”). Pursuant to a separation agreement, the following unvested restricted stock units and performance shares granted to Ms. Magnuson pursuant to the Company’s 2005 Performance Incentive Plan will become immediately vested on April 14, 2009:

		Unvested Shares to
Type of Award	Original Grant Date	Vest on April 14, 2009
Restricted Stock Units	March 13, 2007	6,805
Restricted Stock Units	May 14, 2007	903
Performance Shares	February 7, 2008	9,600
During the Transition Period, David Alberty assumes the role of primary financial executive, to serve until a permanent Chief Financial Officer is named. Mr. Alberty, 50, has served as the Company’s Group Vice President of Accounting, Finance and Treasury since May 2008. From September 2007 to May 2008, Mr. Alberty served as the Company’s Group Vice President and Worldwide Controller. From January 2006 to September 2007, Mr. Alberty served as the Company’s Vice President of International Accounting and Tax. From December 1999 to January 2006, Mr. Alberty served as the Company’s Director of Tax.
The press release announcing these events is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: April 13, 2009
/s/ Hamish Brewer
Hamish Brewer
Chief Executive Officer